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                                                                     Exhibit 5.1


                                  [LETTERHEAD]




                               September 14, 2000







                                                            FILE NO. 029024-0000

JNI Corporation
9775 Towne Centre Drive
San Diego, California 92121

                  Re:      Form S-8 Registration Statement
                           -------------------------------

Ladies and Gentlemen:

                  In connection with the registration by JNI Corporation, a Delaware corporation (the "Company"), of 1,400,000 shares of common stock, par value $.001 per share (the "Shares"), of the Company to be issued pursuant to the 2000 Non-Qualified Stock Option Plan of JNI Corporation (the "2000 Plan") under the Securities Act of 1933, as amended (the "Act"), on a Registration Statement on Form S-8 filed with the Securities and Exchange Commission on September 14, 2000 (as amended from time to time, the "Registration Statement"), you have requested our opinion with respect to the matters set forth below.

                  In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

                  In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.


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LATHAM & WATKINS

JNI Corporation
September 14, 2000
Page 2


                  We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, including statutory and reported decisional law thereunder, and we express no opinion with respect to the applicability thereto, or the effect thereon, of any other laws, or as to any matters of municipal law or the law of any other local agencies within the state.

                  Subject to the foregoing, it is our opinion that as of the date hereof the Shares have been duly authorized, and, upon the issuance of and payment for the Shares in accordance with the terms set forth in the 2000 Plan, the Shares will be validly issued, fully paid and nonassessable.

                  We consent to your filing this opinion as an exhibit to the Registration Statement.


                                Very truly yours,

                                /s/ LATHAM & WATKINS